                                                                    EXHIBIT 11.1

                         FHP INTERNATIONAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                                                     YEARS ENDED JUNE 30,
                                                                -------------------------------
                                                                 1994        1993        1992
                                                                -------     -------     -------
                                                                    (AMOUNTS IN THOUSANDS,
                                                                    EXCEPT PER SHARE DATA)
Primary earnings per share attributable to common stock:
  Net income attributable to common stock...................    $58,278     $44,166     $32,890
                                                                =======     =======     =======
  Weighted average number of common shares and common share
     equivalents:
     Common stock...........................................     33,285      32,644      32,293
     Assumed exercise of options............................        766         626         628
                                                                -------     -------     -------
          Total shares......................................     34,051      33,270      32,921
                                                                =======     =======     =======
  Primary earnings per share attributable to common stock...    $  1.71     $  1.33     $  1.00
                                                                =======     =======     =======
Fully diluted earnings per share attributable to common
  stock:
  Net income................................................    $59,310     $44,166     $32,890
                                                                =======     =======     =======
  Weighted average number of common shares and common share
     equivalents:
     Common stock...........................................     33,951      32,644      32,293
     Assumed exercise of options............................        766         943         652
                                                                -------     -------     -------
          Total shares, assuming full dilution..............     34,717      33,587      32,945
                                                                =======     =======     =======
Fully diluted earnings per share attributable to common
  stock.....................................................    $  1.71     $  1.31     $  1.00
                                                                =======     =======     =======